China-Biotics, Inc. Announces the Results of the 2009 Annual Stockholders Meeting

Shanghai, China, March 10, 2010 – China-Biotics, Inc. ("China-Biotics”, the “Company”) (NASDAQ: CHBT), a leading developer, manufacturer and distributor of probiotics products in China, today announced the results of its 2009 Annual Meeting of Stockholders (“AGM”) held on Friday, March 5, 2010 for stockholders of record as of January 8, 2010, at the Company’s executive offices in Shanghai, China.

At the AGM, Mr. Song Jinan, the Chief Executive Officer and Chairman of the Board of China–Biotics, Dr. Chin Ji Wei, Dr. Du Wen Min and Mr. Simon Yick were elected by stockholders as directors of the Company until the 2010 annual meeting of stockholders.

Also at the AGM, stockholders ratified the appointment of BDO Limited as the Company’s independent auditors for the fiscal year ending March 31, 2010.

China-Biotics’ executives provided a brief report outlining the Company's growth strategy, business outlook, and financial performance. Management also responded to questions from stockholders.

About China-Biotics

China-Biotics, Inc. ("China-Biotics," "the Company"), a leading manufacturer of biotechnology products and supplements, engages in the research, development, marketing and distribution of probiotics dietary supplements in China. Through its wholly owned subsidiary, Shanghai Shining Biotechnology Co., Ltd., the Company develops and produces its proprietary product portfolio including live microbial nutritional supplements under the "Shining" brand. Currently, the products are sold OTC through large distributors to pharmacies and supermarkets in Shanghai, Jiangsu, and Zhejiang province. In February 2010, China-Biotics began its commercial production in China’s largest probiotics production facility to meet growing demand in China. For more information, please visit http://www.chn-biotics.com.

Safe Harbor Statement

The information in this release contains forward-looking statements which involve risks and uncertainties, including statements regarding the Company's capital needs, business strategy and expectations. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements, which may be identified by terminology such as "may," "should," "will," "expect," "plan," "intend," "anticipate," "believe," "estimate," "predict," "potential," "forecast," "project," or "continue," the negative of such terms or other comparable terminology. Readers should not rely on forward-looking statements as predictions of future events or results. Any or all of the Company's forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions, risks and uncertainties and other factors which could cause actual events or results to be materially different from those expressed or implied in the forward-looking statements. In evaluating these statements, readers should consider various factors, including the risks described in "Item 1A. Risk Factors" beginning on page 15 and elsewhere in the Company's 2009 Annual Report on Form 10-K. These factors may cause the Company's actual results to differ materially from any forward-looking statement. In addition, new factors emerge from time to time and it is not possible for the Company to predict all factors that may cause actual results to differ materially from those contained in any forward-looking statements. The Company disclaims any obligation to publicly update any forward-looking statements to reflect events or circumstances after the date of this document, except as required by applicable law.

Contact:

Travis Cai
Chief Financial Officer
China-Biotics, Inc.
Email: traviscai@chn-biotics.com

Kevin Theiss
Grayling
646-284-9409
kevin.theiss@grayling.com